Exhibit 32
WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the President and Chief Executive Officer, the Chief Financial Officer and Chief Administrative Officer of Elme Communities, each hereby certifies on the date hereof, that:
(a)the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Elme Communities.

DATE:	July 31, 2026	/s/ Paul T. McDermott
Paul T. McDermott
President and Chief Executive Officer
(Principal Executive Officer)

DATE:	July 31, 2026	/s/ W. Drew Hammond
W. Drew Hammond
Chief Financial Officer and Chief Administrative Officer
(Principal Financial and Accounting Officer)